Exhibit 99.1

SECOND AMENDMENT

TO

CHANGE OF CONTROL SEVERANCE AGREEMENT

This Second Amendment to Change of Control Severance Agreement (the “Amendment”) effective as of July 11, 2008, is entered into by and between American Vanguard Corporation, a Delaware corporation (“American Vanguard”) and              (the “Executive”).

WHEREAS, the Company and Executive have entered into that certain Change of Control Severance Agreement dated as of January 1, 2004, as amended (the “Agreement”); and

WHEREAS, the Company and Executive wish to amend the Agreement as set forth in this Amendment; and

WHEREAS, capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement, which is incorporated into this Amendment by reference;

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein and in the Agreement, the value of which is hereby acknowledged, the Executive and the Company agree to amend the Agreement as follows:

1. Section 8. Defined Terms. (e) “Change of Control Period” is deleted in its entirety and replaced with the following:

(e)	“Change of Control Period” means the continuous period commencing on the Effective Date and ending on December 31, 2013, provided a Change of Control has occurred during such continuous period.

Except as otherwise expressly amended hereby, the Agreement remains unchanged and in full force and effect.

AMERICAN VANGUARD CORPORATION

By:

Printed Name:

Title:

EXECUTIVE

By:
As an Individual